POLARIS CAPITAL MANAGEMENT, LLC
Code of Ethics
I. Introduction
The policies in this Code of Ethics reflect the assumption and expectation of Polaris Capital
Management, LLC (“Polaris”) of unqualified loyalty to the interests of Polaris and its clients on the part of each employee of Polaris. In the course of their service to Polaris, employees must be under no influence which may cause them to serve their own or someone else’s interests rather than those of Polaris or its clients.
Employees should understand that this Code of Ethics applies to both direct and indirect business interests. Polaris’s policies reflect its desire to detect and prevent not only situations involving actual or potential conflict of interests, but also those situations involving only an appearance of conflict or of unethical conduct. Polaris’s business is one dependent upon public confidence.
The mere appearance of possibility of doubtful loyalty is as important to avoid as actual disloyalty itself. The appearance of impropriety could besmirch Polaris’s name and damage its reputation to the detriment of all those with whom we do business.
II. Statement of General Principles
It is the policy of Polaris that all of its employees must comply with all federal securities laws (as defined below in Section IV) applicable to its business. The fundamental position of Polaris is, and has been, that it shall place at all times the interests of Polaris’s clients first. Accordingly, private financial transactions by Polaris employees who are “access persons” (as defined below in Section IV) of Polaris must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person’s position of trust and responsibility. Further, access persons should not take inappropriate advantage of their positions with or on behalf of any client of Polaris.
Without limiting in any manner the fiduciary duty owed by access persons to the clients of
Polaris or the provisions of this Code of Ethics, it should be noted that Polaris considers it proper that purchases and sales be made by its access persons in the marketplace of securities owned by the clients of Polaris; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved and, with respect to investment personnel (as defined below in
Section IV), with an investment, rather than a trading, outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the clients’ portfolios. It is also evidence of confidence in the investments made.
In making personal investment decisions with respect to any security, however, extreme care must be exercised by access persons to insure that the prohibitions of this Code of Ethics are not violated. Further, personal investing by an access person should be conducted in such a manner so as to eliminate the possibility that the access person’s time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of a client’s portfolio.
It bears emphasis that technical compliance with procedures, prohibitions and limitations of this
Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an access person of his or her fiduciary duty to any client of
Polaris.
III. Legal Requirements
Section 17(j) of the Investment Company Act of 1940, as amended (the “1940 Act”), provides, among other things, that it is unlawful for any affiliated person of Polaris to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by an investment company in contravention of such rules and regulations as the Securities and Exchange Commission (the
“Commission”) may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to
Section 17(j), the Commission has adopted Rule 17j-1, which states that it is unlawful for any affiliated person of Polaris, in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by an investment company:
(i) to employ any device, scheme or artifice to defraud a client, which is an investment company;
(ii) to make to a client, which is an investment company, any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(iii) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client, which is an investment company; or
(iv) to engage in any manipulative practice with respect to a client, which is an investment company.
Rule 17j-1 requires Polaris, as an investment adviser to investment companies (as defined below in Section (IV), to adopt a written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in any of the prohibited conduct referenced above.
In addition, Section 204A of the Investment Advisers Act of 1940, as amended (the “Advisers
Act”), requires investment advisers such as Polaris to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse in violation of the Advisers Act or the
Securities Exchange Act of 1934, or the rules or regulations thereunder, of material, nonpublic information by such investment adviser or any person associated with such investment adviser.
Pursuant to Section 204A of the Advisers Act, the Commission has adopted Rule 204A-1, which requires Polaris to establish, maintain and enforce a written code of ethics that, at a minimum, includes:
(i) standards of conduct and compliance with federal securities laws;
(ii) personal securities trading;
(iii) initial public offerings and limited offerings;
(iv) reporting violations of the code; and
(v) educating employees about the code and obtaining an employee acknowledgement.
IV. Definitions
For purposes of this Code of Ethics, the following definitions shall apply:
1. The term “access person” shall mean any director, officer or advisory person (as defined below) of Polaris excluding any director, who would otherwise be considered an access person, because they are not involved in or have knowledge of the firm’s day to day activities or trading activity.
2. The term “advisory person” shall mean: (i) every employee of Polaris (or of any company in a control relationship to Polaris) (a) who makes, participates in, or obtains or has access to information regarding, the purchase or sale of a security (as defined below) by a client, or whose functions relate to the making of any recommendations with respect to such purchases or sales or (b) who has access to nonpublic information regarding the portfolio holdings of a client; and (ii) every natural person in a control relationship to Polaris (a) who obtains information concerning recommendations made to a client with regard to the purchase or sale of a security or (b) who has access to nonpublic information regarding the portfolio holdings of a client.
3. A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.
4. The term “beneficial ownership” shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a) (2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of
"pecuniary interest" in subparagraph (a) (2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law; (ii) the person's partnership interest in the portfolio securities held by a general or limited partnership; (iii) the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account; (iv) the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities; (v) the person's interest in securities held by a trust under certain circumstances; and (vi) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (a) a broad-based index option or future, (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).
5. The term “client” shall mean an entity (natural person, corporation, investment company or other legal structure having the power to enter into legal contracts), which has entered into a contract with Polaris to receive investment management services.
6. The term “control” shall mean the power to exercise a controlling influence over the management or policies of Polaris, unless such power is solely the result of an official position with Polaris, all as determined in accordance with Section 2 (a) (9) of the 1940 Act.
7. The term “federal securities laws” shall mean the Securities Act of 1933, the Securities
Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act,
Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.
8. The term “initial public offering” shall mean an offering of securities registered under the
Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.
9. The term “investment company” shall mean a management investment company registered as such under the 1940 Act and for which Polaris is the investment adviser or sub-adviser regardless of whether the investment company has entered into a contract for investment management services with Polaris.
10. The term “investment personnel” shall mean all portfolio managers of Polaris and other advisory persons who assist the portfolio managers in making investment decisions for a client, including, but not limited to, analysts and traders of Polaris.
11. The term “limited offering” shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) thereof or pursuant to Rule
504, Rule 505, or Rule 506 thereunder.
12. The term “material nonpublic information” with respect to an issuer shall mean information, not yet released to the public that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.
13. The term “Performance Accounts” shall mean all clients for which Polaris receives a performance-related fee and in which Polaris is deemed to have an indirect pecuniary interest because of the application of Rule 16a-1(a)(2)(ii)(C) under the Securities and Exchange Act of 1934, as amended, as required by Rule 17j-1 under the 1940 Act.
14. The term “purchase” shall include the writing of an option to purchase.
15. The term “Review Officer” shall mean the Chief Compliance Officer or President of Polaris
Capital Manager, LLC designated by Polaris to receive and review reports of purchases and sales by access persons. The term “Alternate Review Officer” shall mean the officer of Boston
Investor Services, Inc. designated from time to time by the CCO to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer. If the CCO or President of Polaris Capital
Management, LLC respectively wish to enter into a transaction which requires authorization, then one may approve the other or the alternate review officer shall act in the role of Review
Officer in reviewing and approving the transaction.
16. The term “sale” shall include the writing of an option to sell.
17. The term “security” shall have the meaning set forth in Section 2 (a)(36) of the 1940 Act, except that it shall not include shares of NON-CLIENT investment companies (which also do not, either directly or through their underwriters or other investment advisers, control Polaris or are not controlled by or under common control with Polaris), securities issued by the United
States government, short-term securities which are “government securities” within the meaning of Section 2 (a)(16) of the 1940 Act, bankers’ acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may designated from time to time by Polaris.
V. Substantive Restrictions On Personal Trading Activities
A. Prohibited Activities
While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.
1. All employees shall avoid profiting by securities transactions of a short-term trading nature
(including market timing) involving shares of an investment company. Transactions which involve a purchase and sale, or sale and purchase, of shares of the same series of an investment company (excluding Money Market Funds and Short Duration Funds or similar short-term fixed income fund) within sixty (60) calendar days shall be deemed to be of a trading nature and thus prohibited unless prior written approval of the transaction is obtained from the Review Officer.
This restriction shall also not apply to purchase and sales of shares an investment company pursuant to an automatic dividend reinvestment plan or automatic investment, exchange or withdrawal plan, which includes purchases of shares of an investment company through automatic contributions to an employer sponsored retirement or employee benefit plan.
2. No access person shall, directly or indirectly, purchase or sell securities in such a way that the access person knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for any client of Polaris, or otherwise personally act to injure any client's securities transactions;
3. No access person shall use the knowledge of securities purchased or sold by any client of
Polaris or securities being considered for purchase or sale by any client of Polaris to profit personally, directly or indirectly, by the market effect of such transactions;
4. No access person shall, directly or indirectly, communicate to any person who is not an access person any material nonpublic information relating to any client of Polaris or any issuer of any security owned by any client of Polaris, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf or any client of Polaris, except to the extent necessary to effectuate securities transactions on behalf of the client of Polaris;
5. No access person shall, directly or indirectly, execute a personal securities transaction on a day during which a client of Polaris has a pending "buy" or "sell" order in that same or equivalent security until that order is executed or withdrawn;
6. No access person shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of client;
7. No access persons shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the President of Polaris that the board service would be consistent with the interests of clients. Where board service is authorized, access persons serving as directors normally should be isolated from those persons making investment decisions through “Chinese Wall” or other procedures. All access persons are prohibited from accepting any service, employment, engagement, connection, association or affiliation in or with any enterprise, business of otherwise which is likely to materially interfere with the effective discharge of responsibilities to Polaris and its clients;
8. Investment personnel shall avoid profiting by securities transactions of a trading nature, which transactions are defined as a purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days;
9. Investment personnel shall not, directly or indirectly, purchase any security sold in an initial public offering. Access persons shall not, directly or indirectly, purchase any security sold in an initial public offering without obtaining prior written approval from the Review Officer;
10. Investment personnel and access persons shall not, directly or indirectly, purchase any security issued pursuant to a limited offering without obtaining prior written approval from the
Review Officer. Investment personnel who have been authorized to acquire securities in a private placement must disclose such investment when they are involved in a client’s subsequent consideration of an investment in the issuer. In such circumstances, the client's decision to purchase securities of the issuer must be independently reviewed by investment personnel with no personal interest in the issuer;
11. Investment personnel shall not recommend any securities transaction on behalf of a client without having previously disclosed any beneficial ownership interest in such securities or the issuer thereof to the Review Officer including without limitation:
a. his or her beneficial ownership of any securities of such issuer;
b. any contemplated transaction by such person in such securities;
c. any position with such issuer or its affiliates; and
d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.
Such interested investment personnel may not participate in the decision for the client to purchase and sell securities of such issuer.
12. No Investment personnel shall, directly or indirectly, purchase or sell any security or equivalent security in which he or she has, or by reason of such purchase acquires, any beneficial ownership within a period of seven (7) calendar days before and after a client has purchased or sold such security.
B. Exempt Transactions and Conduct
This Code of Ethics shall not be deemed to be violated by any of the following transactions:
1. Purchases or sales for an account over which the access person has no direct or indirect influence or control;
2. Purchases or sales which are non-volitional on the part of the access person;
3. Purchases which are part of an automatic dividend reinvestment plan;
4. Purchases made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the access person from the issuer, and sales of such rights so acquired;
5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;
6. Purchases or sales for which the access person has received prior written approval from the
Review Officer. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics and the federal securities laws and the rules thereunder; and
7. Purchases or sales made in good faith on behalf of a client, it being understood by, and disclosed to, each client that Polaris may make contemporaneous investment decisions and cause to be effected contemporaneous executions on behalf of one or more of the clients and that such executions may increase or decrease the price at which securities are purchased or sold for the clients.
VI. Compliance Procedures
A. Ownership of Shares of an Investment Company
Every access person who beneficially owns shares of an investment company is required to own such shares either:
(i) directly with the investment company in the name of the employee or in the name of an immediate family member (or other person or entity whose direct ownership causes the employee to be deemed to be the beneficial owner of the shares),
(ii) through a retirement or employee benefit plan sponsored by a family member’s employer to the extent the access person is the beneficial owner of the shares as a result of the ownership of the shares by that family member.
Every access person is required to notify the Review Officer in writing within thirty (30)
days of a list of the persons (other than the employee) who are the record owners of the shares of an investment company which are beneficially owned by the employee and the associated account numbers or name of employer sponsoring the retirement or employee benefit plan. Every employee is required to notify the Review Officer in writing within thirty (30) days of any change to that list, including the addition of new persons to the list.
B. Preclearance for Personal Securities Investments
Every access person or person with beneficial ownership interest shall be required to submit on
Form III their intent to trade for their own account to the Review Officer. The Review Officer will be obligated to determine whether any prohibitions or restrictions apply to the relevant securities and respond to the access persons submitting such intent to trade forms in writing. The
Review Officer shall approve or not approve the transactions and will respond in writing within two business days following the date of submission by indicating on the pre-clearance form if the transaction is approved or not approved. If the transaction is approved the trade may be considered “precleared” and the access person may execute such “precleared” trade anytime within two business days following the lapse of the Review Officer's two day period. If four business days have elapsed, not including the day the form was submitted, and the access person's trade has not been executed, “preclearance” will lapse and the access person may not trade without violating this preclearance provision. The access person will be required to submit another Form III and have the intended trade “precleared” again.
C. Records of Securities Transactions
1. Upon the discretion and written request of the Review Officer, access persons are required to direct their brokers to supply to Polaris on a timely basis duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts in which the access person has a beneficial ownership interest. Such brokerage reports may be provided in lieu of the reports required under Paragraph D of this Section VI, provided that such brokerage reports contain all the information required by Paragraph D.2 and are provided within the time period specified in Paragraph D.2.
D. Personal Reporting Requirements
1. Each access person shall submit to the Review Officer a report in the form annexed hereto as
Form I or in similar form (such as a computer printout), which report shall set forth at least the information described in subparagraph 2 of this Paragraph D as to all securities transactions and any securities accounts opened during each quarterly period, in which such access person has, or by reason of such transactions or new account acquires of disposes of, any beneficial ownership of a security (including, in the case of the account information required under subparagraph
D.2.B, securities excepted from the definition of securities in Section IV.17).
Any access person who is the beneficial owner of shares of an affiliated investment company which are held through a retirement or employee benefit plan shall submit to the Review Officer a separate report in the form annexed hereto as Form I or in similar form, in addition to the report required by subparagraph 2 of this Paragraph D, which report shall set forth the information described in subparagraph 2 of this Paragraph D solely as to transactions in shares of an affiliated investment company. The access person is not required to include in this report transactions in shares of money market funds and short duration funds (or similar short-term fixed income fund) and purchases and sales pursuant to an automatic dividend reinvestment plan or automatic investment, exchange or withdrawal plan, including purchases through automatic contributions to the retirement or employee benefit plan. If no transactions in any investment company shares required to be reported were effected during a quarterly period, such employee shall submit to Review Officer a report on Form I within the time-frame specified below stating that no reportable securities transactions were effected.
2. Every report on Form I shall be made not later than thirty (30) days after the end of each calendar quarter in which the transaction(s) to which the report relates was effected and shall contain the following information:
A. Transactions in Securities.
(1) the date of each transaction, the title, the exchange ticker symbol or CUSIP number (as applicable), the interest rate and maturity date (if applicable), the class and number of shares, and the principal amount of each security involved;
(2) the nature of each transaction (i.e., purchases, sale or other type of acquisition or disposition);
(3) the price at which each transaction was effected; and
(4) the name of the broker, dealer or bank with or through whom each transaction was effected; and
(5) the signature of the employee/access person and the date the report was submitted.
If no transactions in any securities required to be reported were effected during a quarterly period by an access person such access person shall submit to the Review
Officer a report on Form I within the time-frame specified above stating that no reportable securities transactions were effected. However, if an access person has provided for the Review Officer to receive all of his or her brokerage statements and confirmations with respect to all accounts over which he or she has beneficial ownership, that access person is not required to submit a report indicating there were no reportable securities transactions during that quarterly period.
An access person need not submit a transactions report under this subparagraph D.2.A:
(1) with respect to any securities (including those excepted from the if the access person has provided for the Review Officer to receive all of his or her brokerage statements and such statements contain all of the information required under this subparagraph.
B. Securities Accounts Opened (NOTE: This includes accounts holding ANY securities, including those excepted from the definition of securities in Section
IV.17.)
(1) the name of the broker, dealer or bank with whom the access person established the account;
(2) the date the account was established; and
(3) the date the report was submitted by the access person.
An access person need not submit a report under this Paragraph D:
(1) with respect to transactions effected for, and securities held in, any account over which the person has no direct or indirect influence or control;
(2) with respect to transactions effected pursuant to an automatic investment plan;
and
(3) if the access person has provided for the Review Officer to receive all of his or her brokerage statements and such statements contain all of the information required by this Paragraph D.2 and are submitted within the required time period.
E. Disclosure of Personal Holdings
1. Each access person shall submit to Polaris an initial holdings report no later than 10 days after the person becomes an access person which contains the following information (with such information current as of a date no more than 45 days before the report is submitted):
(i) The title and type of security, the exchange ticker symbol or CUSIP number (as applicable), the interest rate and maturity date (as applicable), the number of shares and principal amount of each security in which the access person had any beneficial ownership when the person became an access person;
(ii) The name of any broker, dealer of bank with whom the access person maintained an account in which any securities (including the securities which are excepted from the definition of securities in Section IV.14.) were held for the direct or indirect benefit of the access person as of the date the person became an access person; and
(iii) The date the report was submitted.
2. Each access person shall submit to Polaris annually, a copy of ALL brokerage and custodial statements to be reviewed and recorded by the compliance team.
The annual holdings report should contain the following information (with such information current as of a date no more than 45 days before the report is submitted):
(i) The title, number of shares and principal amount of each security in which the access person had any beneficial ownership;
(ii) The name of any broker, dealer of bank with whom the access person maintained an account in which any securities (including the securities which are excepted from the definition of securities in Section IV.17.) were held for the direct or indirect benefit of the access person; and
(iii) The date the report was submitted.
If an access person is the beneficial owner of shares of an investment company which are held through a retirement or employee benefit plan, the access person shall submit to the Review
Officer initial an annual holdings reports in the manner set forth above for access persons which disclose the beneficial ownership of shares of an investment company held through the retirement or employee benefit plan. In place of disclosing the name of any broker, dealer or bank with whom the account was maintained, the employee shall disclose the name of the employer sponsoring each retirement or employee benefit plan in which shares of the investment company are held.
An access person need not submit a report under this Paragraph E with respect to securities held in any account over which the person has no direct or indirect influence or control.
F. Reporting of Code Violations
All employees of Polaris shall have an obligation to report any suspected or actual violations of this Code of Ethics to Polaris’s Chief Compliance Officer who shall address the matter with
Polaris’s President. If the President of Polaris, after consultation with the Chief Compliance
Officer and, as necessary, legal counsel, determines a violation has occurred, he or she shall immediately impose sanctions as set forth in Section VII, inform the client affected and report such sanctions to the client.
G. Review of Reports
1. The Review Officer or the Alternate Review Officer or their designee shall review and initial all reports required by Paragraphs D and E of this Section VI.
2. At the end of each calendar quarter, the Review Officer shall prepare a summary of all transactions by access persons in securities which were purchased, sold, held or considered for purchase or sale by each client during the prior quarter.
3. Both the Review Officer and the Alternate Review Officer shall compare all reported personal securities transaction with completed and contemplated portfolio transactions of the client to determine whether a violation of this Code of Ethics may have occurred. The Review
Officer and Alternative Review Officer shall also compare an access person’s reported personal securities transactions with the holdings disclosed on the access person’s annual holdings report.
Before making any determination that a violation has been committed by any person, the
Review Officer shall give such person an opportunity to supply additional explanatory material.
H. Review of Performance Accounts
If Applicable, the Review Officer shall review on a quarterly basis all transactions in securities on behalf of the Performance Accounts that were conducted simultaneously with transactions in the same securities on behalf of other clients.
I. Annual Certification of Compliance
All Polaris employees shall certify annually on the form annexed hereto as Form IV that they (i)
have received, read and understand this Code of Ethics and recognize that they are subject hereto, (ii) have complied with the requirements of this Code of Ethics and (iii) will comply with all applicable requirements of this Code of Ethics.
J. Joint Participation
Access persons should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which an investment company is a “joint or a joint and several participant” with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.
K. Investment Company Board Approval and Annual Reports to Board
1. Polaris shall submit this Code of Ethics, and any material changes to this Code of Ethics, to the board of directors of any investment company for approval.
2. No less frequently than annually, Polaris shall submit to the board of directors of any investment company, a written report that:
(i) describes any issues arising under this Code of Ethics or related procedures since the last report to the board of directors, including, but not limited to, information about material violations of this Code of Ethics or related procedures and sanctions imposed in response to such material violations; and
(ii) certifies that Polaris has adopted procedures reasonably necessary to prevent access persons from violating this Code of Ethics.
L. Sub-contractors and Polaris
Polaris may contract with other investment advisers to provide research and administrative services. Each such sub-contractor is subject to its own Code of Ethics, a copy of which has been made available to Polaris. Each sub-contractor is required to submit quarterly to Polaris a report that there have been no violations of the sub-contractor's Code of Ethics during the most recent calendar quarter. If there have been violations of the sub-contractor's Code of Ethics, the subcontractor must submit a detailed report of such violations and what remedial action, if any, was taken. If the sub-contractor's violation involved a client of Polaris, such violation will be analyzed by the Review Officer in Section VI F.3. (above); provided, however, that if the subcontractor is Boston Investor Services, Inc., the analysis of the violation will be done by the
President of Polaris.
M. Compliance with Federal Securities Laws
All Polaris employees are required to comply with all federal securities laws applicable to
Polaris’s business.
VII. SANCTIONS
Any violation of this Code of Ethics shall result in the imposition of such sanctions as Polaris may deem appropriate under the circumstances, which may include, but is not limited to, removal, suspension of demotion from office, imposition of a fine, a letter of censure and/or restitution to the affected client of an amount equal to the advantage the offending person shall have gained by reason of such violation.
The sanction of disgorgement of any profits realized may be imposed for any of the following violations:
a. Violation of the prohibition against investment personnel profiting from securities transactions of a trading nature;
b. Violation of the prohibition against access persons, directly or indirectly, executing a personal securities transaction on a day during which a client in his or her complex has a pending "buy" or "sell" order; and,
c. Violation of the prohibition against portfolio managers, directly or indirectly, purchasing or selling any security in which he or she has, or by reason of such purchase acquired, any beneficial ownership within a period of seven (7) calendar days before and after a client has purchased or sold such security.
VIII. RECORDKEEPING REQUIREMENTS
Polaris shall maintain and preserve in an easily accessible place:
a. a copy of the Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;
b. a record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;
c. a copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place;
d. a copy of each report to the board of directors of any investment company made under Paragraph K of Section VI; and
e. a list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics;
f. the names of each person who is serving or who has served as Review Officer or
Alternative Review Officer within the past five years;
g. a record of all written acknowledgments made under Section VI.I;
h. a record of every decision and the reasons supporting it under Section VI.B to approve the acquisition of securities by an access person in any initial public offering or limited offering.
IX. MISCELLANEOUS
A. Confidentiality
All information obtained from any access person hereunder shall be kept in strict confidence by
Polaris, except that reports of securities transaction hereunder will be made available to the
Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.
B. Notice to Access Persons
Polaris shall identify all persons who are considered to be "access persons," "investment personnel" and "portfolio managers," inform such persons of their respective duties and provide such persons with copies of this Code of Ethics.
Reviewed: April 2013